                                                               EXHIBIT 10.1.20

                                                                    [8/05/03]


                    AMENDMENT NO. 19 TO FINANCING AGREEMENTS

                             PNY TECHNOLOGIES, INC.
                                 299 Webro Road
                          Parsippany, New Jersey 07054


                                                    As of August 6, 2003

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036



Ladies and Gentlemen:

           Congress Financial Corporation ("Lender"), and PNY Technologies, Inc., formerly known as P.N.Y. Electronics, Inc. ("Borrower"), have entered into certain financing arrangements as set forth in the Amended and Restated Loan Agreement, dated February 23, 1996, by and among Lender (as assignee of First Union National Bank) and Borrower as amended by Amendment No. 1 to Financing Agreements, dated July 3, 1996, Amendment No. 2 to Financing Agreements, dated April 15, 1997, Amendment No. 3 to Financing Agreements, dated June 2, 1997, Amendment No. 4 to Financing Agreements, dated April 20, 1998, Amendment No. 5 to Financing Agreements, dated April 5, 1999, Amendment No. 6 to Financing Agreements, dated September 29, 1999, Amendment No. 7 to Loan and Security Agreement, dated March 17, 2000, Amendment No. 8 to Loan and Security Agreement, dated June, 2000, Amendment No, 9 to Loan and Security Agreement, dated July 24, 2000, Amendment No. 10 to Loan and Security Agreement, dated as of August 21, 2000, Amendment No. 11 to Loan and Security Agreement, dated September 5, 2000, Amendment No. 12 to Financing Agreements, dated October 16, 2000, Amendment No. 13 to Financing Agreements, dated as of December 5, 2000, Amendment No. 14 to Financing Agreements, dated as of December 6, 2000, Amendment No. 15 to Financing Agreements, dated as of January 15, 2001, Amendment No. 16 to Financing Agreements, dated as of November 6, 2001, Amendment No. 17 to Financing Agreements, dated as of July 31, 2001 and Amendment No. 18 to Financing Agreements, dated as of March 20, 2003 (as amended hereby and as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (together with the Loan Agreement, as the same are amended hereby, and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

           Borrower has requested that Lender agree to certain amendments to the Loan Agreement and to waive an Event of Default. Subject to the terms and conditions contained herein, Lender is willing to agree to such amendments and waive such Event of Default to the extent set forth herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments and waivers.
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           In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

           1. Definitions.
              -----------

           (a) Additional Definitions.
               ----------------------

           (i) "Fixed Charge Coverage Ratio" shall mean, with respect Borrower and its Subsidiaries, measured monthly, the ratio of (A) the EBITDA of Borrower and its Subsidiaries during the twelve (12) months immediately preceding the determination date with respect to the calculation of the Fixed Charge Coverage Ratio to (B) Fixed Charges of Borrower and its Subsidiaries for such twelve (12) month period.

           (ii) "Fixed Charges" shall mean, as to any Person and its Subsidiaries with respect to any period, the sum of, without duplication, (A) all Interest Expense, (B all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness under capitalized lease obligations (without duplicating in items (A) and (B) of this definition the interest component of the capitalized lease obligations), (C) all capital expenditures, (D) all cash dividends, repurchases or redemptions paid by such Person and its Subsidiaries during such period in respect of the Common Stock, (E) all payments made with respect to indebtedness payable on demand, including, but not limited to, amounts paid on demand under the Ruth Cohen Subordinated Note, and (F) all charges far Federal, State, local and foreign income taxes.

           (b) Amendment to Definitions. All references to the term "Financing
               ------------------------
Agreements" in the Loan Agreement and the other Financing Agreements shall mean, and each such reference is hereby amended to include, in addition and not in limitation, this Amendment and all other agreements, documents or instruments at any time executed and/or delivered by Borrower or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           (c) Interpretation. All capitalized terms used herein shall have the
               --------------
meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

           2. Amendment.
              ---------
           (a) Adjusted Tangible Net Worth. Section 7.9 of the Loan Agreement is
               ----------------------------
hereby deleted in its entirety and the following substituted therefor:

           "7.9 Adjusted Tangible Net Worth. Borrower and its Subsidiaries shall
           ---------------------------------
           not permit their Adjusted Tangible Net Worth as of the dates set forth below to be less than the amount specified below for each such date:

                                                        Adjusted Tangible
               Date                                         Net Worth
               ----                                         ---------

   (a)         June 30, 2002                                 $6,500,000

   (b)         September 30, 2002                            $6,500,000

   (c)         June 30, 2003 and at
               all times thereafter                         $11,000,000"


           (d) EBITDA. Section 7.10 of the Loan Agreement is hereby deleted in
               ------
its entirety and replaced with the following:


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           "7.10 Intentionally Deleted."

           (e) Fixed Charge Coverage Ratio. Section 7 of the Loan Agreement
               ---------------------------
shall be amended to include a new Section 7.14 at the end of such section as follows:

                     "7.14 Fixed Charge Coverage Ratio. Borrower and its
                      --------------------------------
           Subsidiaries, shall have and maintain, on the last business day of each fiscal month, a Fixed Charge Coverage Ratio of not less than 1.1 to 1.00 for the twelve (12) month period immediately prior to such date.

           3. Representations, Warranties and Covenants. In addition to the
              ---------------  ------------------------
continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Agreement and the other Financing Agreements):

           (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment and no event has occurred or condition is existing and continuing on the date of this Amendment which, with notice or passage of time or both, would constitute an Event of Default (after giving effect to the amendments to the Loan Agreement and the other Financing Agreements made by this Amendment).

           (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms:

           4. Waiver.
              ------

           (a) Subject to the terms and conditions set forth herein, Lender hereby waives the Event of Default arising under Section 8.1(a) of the Accounts Agreement as a result of the failure of Borrower to deliver to Lender the audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, together with the certificate of the independent certified public accountants of Borrower related thereto as required under Sections 7.11(a)(i) and 7.11(a)(iii) of the Loan Agreement, respectively, within one hundred twenty (120) days after the end of such fiscal year (the "Existing Financial Statement Default"); provided, that, Lender shall have received such audited consolidated financial statements financial statements of Borrower and its Subsidiaries, together with such certificate of independent certified public accountants, all in form and substance satisfactory to Lender, on or before August 8, 2003. Except as Lender may otherwise expressly agree in writing, such waiver shall automatically and without further action by the parties hereto be deemed rescinded and terminated and of no force and effect with respect to the Existing Financial Statement Default any time after August 8, 2003, if Borrower fails to deliver to Lender, such financial statements and certificate on or before August 8, 2003, it being understood and agreed that the effect of such recission and termination shall be to permit Lender to exercise its rights and remedies in accordance with the terms of the Loan Agreement with respect to the Existing Financial Statement Default immediately on and after August 9, 2003 without any further notice or passage of time.

           (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any Events of Default that may have occurred on or before the date hereof (other than the Existing Financial Statement Default), whether or not continuing on the date hereof, or that may occur after the date hereof (whether the same or similar to the Existing Financial Statement Default) or otherwise, including any Events of Default arising from the failure of Borrower and its Subsidiaries to comply with Section 7.11 of the Loan Agreement as specified in Section 4(a) hereof, at any time after August 8, 2003, as a result of the recission and termination of the waiver provided for above or otherwise. Nothing contained herein shall be construed as a waiver of the


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failure of Borrower and its Subsidiaries to comply with such sections after such date.

           (c) The foregoing waiver shall not be construed as a bar to or a waiver of any other or further defaults or Events of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied of any of the rights and remedies of Lender arising under the terms of the Financing Agreements on any future occasion or otherwise, all of which Lender specifically reserves. Nothing contained herein should be construed to entitle Borrower to any other or further waiver with respect to any defaults under the Financing Agreements at any time after the date hereof or otherwise.

           5. Conditions Precedent. The amendments herein shall be effective
              --------------------
upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

           (a) the receipt by Lender of a copy of this Amendment, duly authorized, executed and delivered by Borrower; and

           (b) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default (other than the Existing Financial Statement Default).

           6. Effect of this Amendment. Except as modified pursuant hereto, no
              ------------------------
other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment, the Loan Agreement and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

           7. Additional Events of Default. The parties hereto acknowledge,
              ----------------------------
confirm and agree that the failure of Borrower to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by Borrower in connection herewith shall constitute an Event of Default under the Financing Agreements.

           8. Further Assurances. The parties hereto shall execute and deliver
              ------------------
such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

           9. Governing Law. The validity, interpretation and enforcement of
              -------------
this Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

           10. Binding Effect. This Amendment shall be binding upon and inure to
              ---------------
the benefit of each of the parties hereto and their respective successors and assigns.

           11. Counterparts. This Amendment may be executed in any number of
               ------------
counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

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           Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, upon acceptance by Lender, shall become a binding agreement by and between Borrower and Lender.


                                    Very truly yours,

                                    PNY TECHNOLOGIES, INC.
                                    formerly known as P.N.Y. Electronics, Inc.

                                    By:    /s/ Heidi Stuto
                                       --------------------------------
                                    Title:   Treasurer




AGREED:

CONGRESS FINANCIAL CORPORATION

By:   /s/ ILLEGIBLE
   ---------------------------------
Title:  First Vice President













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